Exhibit 24-b


                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS:

     THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the issuance of shares of the Corporation's Common Stock pursuant to the Stock Purchase and Deferral Plan, and the issuance of deferred compensation obligations pursuant to the Cash Deferral Plan; and

     WHEREAS, each of the undersigned is a director of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of San Antonio and State of Texas, the attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 19th day of November, 2004.




/s/ Gilbert F. Amelio                                /s/ Clarence C. Barksdale
Gilbert F. Amelio                                    Clarence C. Barksdale
Director                                             Director


/s/ James E. Barnes                                  /s/ August A. Busch III
James E. Barnes                                      August A. Busch III
Director                                             Director


/s/ William P. Clark                                 /s/ Martin K. Eby, Jr.
William P. Clark                                     Martin K. Eby, Jr.
Director                                             Director



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/s/ James A. Henderson                               /s/ Charles F. Knight
James A. Henderson                                   Charles F. Knight
Director                                             Director


/s/ Lynn M. Martin                                   /s/ John B. McCoy
Lynn M. Martin                                       John B. McCoy
Director                                             Director


/s/ Mary S. Metz                                     /s/ Toni Rembe
Mary S. Metz                                         Toni Rembe
Director                                             Director


/s/ Donley Ritchey                                   /s/ Joyce M. Roche
S. Donley Ritchey                                    Joyce M. Roche
Director                                             Director


/s/ Laura D'Andrea Tyson                             /s/ Patricia P. Upton
Laura D'Andrea Tyson                                 Patricia P. Upton
Director                                             Director